UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2021

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9807 Katy Freeway, Suite 100 Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

Registrant’s telephone number, including area code: (281) 836-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2021, Archrock, Inc., a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Wells Fargo Securities, LLC and BofA Securities, Inc. as sales agents (the “Agents”). Pursuant to the terms of the Equity Distribution Agreement, the Company may sell from time to time through the Agents shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $50,000,000 (the “Common Stock”).

Sales of the Common Stock, if any, will be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by ordinary brokers’ transactions through the facilities of the New York Stock Exchange, to or through a market maker or directly on or through an electronic communication network, at market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law. Subject to the terms of the Equity Distribution Agreement, the Agents may also sell the Common Stock by any other method permitted by law, including but not limited to in privately negotiated transactions. In connection with each sale of the Common Stock pursuant to the Equity Distribution Agreement, the Company will provide a placement notice to the Agents containing the parameters in accordance with which Common Stock is to be sold, including, but not limited to, the number of shares of Common Stock and the time period during which such sales are requested to be made, subject to the terms and conditions of the Equity Distribution Agreement.

The Company intends to use the net proceeds from any sales pursuant to the Equity Distribution Agreement, after deducting the Agents’ commissions and the Company’s offering expenses, for general corporate purposes, including the repayment of indebtedness and the funding of acquisitions, capital expenditures, working capital and investments.

The Common Stock will be issued pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-232962), which was filed with and automatically declared effective by the Securities and Exchange Commission on August 1, 2019, and the applicable prospectus supplement thereto.

The Equity Distribution Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agents, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference herein. A legal opinion relating to the Common Stock is filed herewith as Exhibit 5.1.

The Agents and certain of their affiliates have from time to time performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Company and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated as of February 23, 2021, by and among Archrock, Inc., Wells Fargo Securities, LLC and BofA Securities, Inc.

5.1	Opinion of Latham & Watkins LLP as to the legality of the offered Common Stock.

23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

February 23, 2021	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

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